UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2010

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois	60555
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (630) 753-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 12, 2010, the Navistar Financial Dealer Note Master Owner Trust (the “Master Owner Trust”) issued a series of notes designated the Floating Rate Dealer Note Asset Backed Notes, Series 2010-1 (the “Series 2010-1 Notes”). The Series 2010-1 Notes include three classes of Notes: the Class A Notes, the Class B Notes and the Class C Notes. The principal characteristics of the Series 2010-1 Notes are as follows:

Number of classes within Series 2010-1 Notes: Three

Initial Class A Notes Outstanding Principal Amount: $214,800,000

Initial Class B Notes Outstanding Principal Amount: $16,400,000

Initial Class C Notes Outstanding Principal Amount: $18,800,000

Initial Total Series 2010-1 Notes Outstanding Principal Amount: $250,000,000

Class A Note Rate: LIBOR + 1.65%

Class B Note Rate: LIBOR + 2.50%

Class C Note Rate: LIBOR + 3.50%

Closing Date: February 12, 2010

Expected Principal Payment Date: January 25, 2012

Legal Final Maturity Date: January 26, 2015

Ordinary means of principal repayment: Accumulation Period

Accumulation Period Commencement Date: A date within nine months prior to the Expected Principal Payment Date, as determined by the Servicer

Primary source of credit enhancement for Class A Notes: Subordination of Class B Notes and Class C Notes and Overcollateralization represented by the Master Owner Trust Certificate issued to the Seller

Primary source of credit enhancement for Class B Certificates: Subordination of Class C Notes and Overcollateralization represented by the Master Owner Trust Certificate issued to the Seller

Primary source of credit enhancement for Class C Certificates: Overcollateralization represented by the Master Owner Trust Certificate issued to the Seller

Series 2010-1 Overcollateralization Percentage: 16.50% of initial Series 2010-1 Collateral Amount

Servicing Fee Percentage: 1.0%

The terms of the Series 2010-1 Notes and the definitions of capitalized terms may be found in the Indenture Supplement dated as of February 12, 2010, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by Navistar Financial Corporation, a Delaware corporation, on February 16, 2010 and is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
Registrant

Date: February 16, 2010	/s/ Andrew J. Cederoth
Andrew J. Cederoth Executive Vice President and Chief Financial Officer